EXHIBIT 23.2


              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

To the Board of Directors of
NanoSensors, Inc.
Santa Clara, California

         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated July 12, 2004 to the balance sheets, statements of operations, shareholders' equity (deficit) and cash flows of NanoSensors, Inc. for the period ended April 30, 2004.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.

Murray, Utah
January 5, 2005

                                         /s/ Madsen & Associates, CPA's, Inc.
                                         ------------------------------------
                                         Madsen & Associates, CPA's, Inc.